UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2012

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, MicroStrategy Incorporated (“MicroStrategy” and collectively with its subsidiaries, the “Company”) adopted a third amended and restated company aircraft use policy (the “Policy”). The Policy permits, among other things, certain non-business use of (i) the Bombardier Global Express XRS aircraft owned by the Company (the “Global Express”), (ii) any aircraft in which the Company has leased a fractional interest (the “Fractional Aircraft”) and which is managed by NetJets International, Inc. or any of its affiliates (collectively, “NetJets”), together with all other aircraft managed or provided by NetJets to the extent that the Company uses such other aircraft in connection with the Company’s lease of the Fractional Aircraft (collectively, the “NetJets Aircraft”), and (iii) such other aircraft (A) that the Company may, from time to time, lease or charter, including, without limitation, any aircraft subject to a fractional interest program in which the Company may participate by leasing a fractional interest, and (B) that has been designated by MicroStrategy to be “Company Aircraft” for purposes of the Policy (collectively with the Global Express and the NetJets Aircraft, “Company Aircraft”). Company Aircraft are available for non-business use only when such aircraft are not otherwise being used by the Company exclusively for business use.

As revised, the Policy permits non-business use of Company Aircraft by the Chief Executive Officer (the “CEO”) of MicroStrategy, other officers or employees of the Company to the extent approved by the CEO, and under certain circumstances, non-employee members of MicroStrategy’s Board of Directors (“Outside Directors”). Non-business use of Company Aircraft is subject to various limitations, including those described below. During each calendar year:

•

the total number of Flight Hours (as defined below) used by the Company for non-business use of the NetJets Aircraft in such calendar year must be less than fifty percent (50%) of the total number of Flight Hours of the NetJets Aircraft used by the Company for business use and non-business use during such calendar year;

•

the total number of Flight Hours used by the Company for non-business use of the Global Express in such calendar year must be less than fifty percent (50%) of the total number of Flight Hours of the Global Express used by the Company for business use and non-business use during such calendar year; and

•	the total number of Flight Hours used by the Company for non-business use of all Company Aircraft in such calendar year may not exceed 200 Flight Hours.

“Flight Hour” means a flight hour, or fraction thereof, of Company Aircraft used by the Company as determined, in the case of the NetJets Aircraft, pursuant to the fractional interest program operated by NetJets under which the NetJets Aircraft are managed and may include time for take-off and landing, or, in the case of Company Aircraft other than the NetJets Aircraft, in accordance with such Company Aircraft’s flight logs.

The Company is authorized to make “tax gross-up” payments to Outside Directors and executive officers of MicroStrategy who may incur income or payroll taxes in connection with non-business use of Company Aircraft. The Company is further authorized, at the sole discretion of the CEO, to make such tax gross-up payments to other officers and employees of the Company who may incur income or payroll taxes in connection with non-business use of Company Aircraft. The authorized tax gross-up payment to be paid to (or withheld and paid to the appropriate taxing authority on behalf of) an individual in connection with such individual’s non-business use of Company Aircraft will be a cash amount approximating the amount of the individual’s (a) federal and state income and payroll taxes (the “Income Taxes”) on any compensation imputed to such individual in connection with such use plus (b) Income Taxes on the taxes that the individual may incur as a result of the payment of taxes by the Company with respect to the imputed compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2012	MicroStrategy Incorporated (Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Executive Vice President, Finance & Chief Financial Officer